Exhibit 99.1

INVESTOR PRESENTATION July 2014

1 Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts, and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. For a description of some of the risks and uncertainties that may adversely affect our future results, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission, including those in Item 1A "Risk Factors" of our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in our presentation, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures This presentation includes the non-GAAP financial measures of (1) Adjusted EBITDA (on a consolidated basis and for our reporting segments) and (2) Adjusted Earnings Per Share (“Adjusted EPS”). Adjusted EBITDA and Adjusted EPS are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles in the U.S. (“GAAP”). A quantitative reconciliation of historical net income to Adjusted EBITDA and EPS (as defined below) to Adjusted EPS is found in the tables accompanying this presentation. EBITDA represents net income, or income from continuing operations, as applicable, before (1) interest income (expense) net, (2) income tax provision, (3) depreciation and depletion, (4) amortization, and (5) accretion. Adjusted EBITDA represents EBITDA as further adjusted to exclude specifically identified items that management believes do not directly reflect our core operations. For the periods presented herein, the specifically identified items are: (1) adjustments to exclude the updates to the tax agreement liability, including tax impacts of our 2009 initial public offering and 2010 secondary offering, (2) adjustments for derivative financial instruments, excluding fair value mark-to-market gains or losses and including cash amounts received or paid, and (3) adjustments to exclude a significant broker contract that expired in the first quarter of 2010. Because of the inherent uncertainty related to the items identified above, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or a reconciliation to any forecasted GAAP measures. Adjusted EBITDA is an additional tool intended to assist our management in comparing our performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect our core operations. Adjusted EBITDA is a metric intended to assist management in evaluating operating performance, comparing performance across periods, planning and forecasting future business operations and helping determine levels of operating and capital investments. Period-to-period comparisons of Adjusted EBITDA are intended to help our management identify and assess additional trends potentially impacting our company that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Our chief operating decision maker uses Adjusted EBITDA as a measure of segment performance. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. Adjusted EPS represents diluted earnings (loss) per common share attributable to controlling interest, or diluted earnings (loss) per common share attributable to controlling interest from continuing operations, as applicable (“EPS”), adjusted to exclude (i) the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA as described above, and (ii) the cash and non-cash interest expense associated with refinancing transactions. All items are adjusted at the statutory tax rate of approximately 36%. We believe Adjusted EBITDA and Adjusted EPS are also useful to investors, analysts and other external users of our consolidated financial statements in evaluating our operating performance from period to period and comparing our performance to similar operating results of other relevant companies. Adjusted EBITDA allows investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and depletion, amortization and accretion and other specifically identified items that are not considered to directly reflect our core operations. Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain specifically identified significant items that are not considered to directly reflect our core operations, the magnitude of which may vary significantly from period to period and, thereby, have a disproportionate effect on the earnings per share reported for a given period. Our management recognizes that using Adjusted EBITDA and Adjusted EPS as performance measures has inherent limitations as compared to net income, income from continuing operations, EPS or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors. Adjusted EBITDA and Adjusted EPS should not be considered in isolation and do not purport to be alternatives to net income, income from continuing operations, EPS or other GAAP financial measures as a measure of our operating performance. Because not all companies use identical calculations, our presentations of Adjusted EBITDA and Adjusted EPS may not be comparable to other similarly titled measures of other companies. Moreover, our presentation of Adjusted EBITDA is different than EBITDA as defined in our debt financing agreements.

2 Cloud Peak Energy Profile One of the largest U.S. coal producers 2013 coal shipments from three Owned and Operated Mines of 86.0 million tons 2013 proven & probable reserves of 1.2 billion tons Only pure-play PRB coal company Extensive NPRB base for long-term growth opportunities Employs approximately 1,700 people NYSE: CLD (7/25/14) $15.85 Market Capitalization (7/25/14) ~$1.0 billion Total Available Liquidity (6/30/14) $757 million 2013 Revenue $1.4 billion Senior Debt (B1/BB-) (6/30/14) $500 million Market and Financial Overview Company Overview

3 Low-Risk Surface Operations Highly productive, non-unionized workforce at all company-operated mines Proportionately low, long-term operational liabilities Surface mining reduces liabilities and allows for high-quality reclamation Strong environmental compliance programs and ISO-14001 certified

4 Top Coal Producing Companies - 2013 Incident Rates (MSHA) Source: MSHA. Note: Total Incident Rate = (total number of employee incidents x 200,000) / total man-hours. Good Safety Record Indicates Well-Run Operations

Extensive Coal Reserves and Significant Projects 5 Spring Creek Mine – MT 2013 Tons Sold 18.0M tons 2013 Proven & Probable Reserves 279M tons Average Reserve Coal Quality 9,350 Btu/lb Average lbs SO2 0.73/mmBtu Cordero Rojo Mine – WY 2013 Tons Sold 36.7M tons 2013 Proven & Probable Reserves 290M tons Average Reserve Coal Quality 8,425 Btu/lb Average lbs SO2 0.69/mmBtu Antelope Mine – WY 2013 Tons Sold 31.4M tons 2013 Proven & Probable Reserves 617M tons Average Reserve Coal Quality 8,875 Btu/lb Average lbs SO2 0.52/mmBtu 5 2013 Proven & Probable Reserves 1.2B Tons Antelope Mine 9M tons Cordero Rojo Mine 163M tons Spring Creek Mine 6M tons Youngs Creek Project 287M tons 465M tons 2013 Non-Reserve Coal Deposits 0.5B Tons Source: SNL Energy (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Crow Project (1) (subject to exercise of options) 1,380M tons Additional Coal 1.4B Tons

6 Cloud Peak Energy’s Strategy Focus on operational performance and financial strength Disciplined approach to capital expenditures Generating liquidity for growth opportunities Optimize demand for low-sulfur, pure-play PRB reserves Build from Existing Foundation Optimize Development Opportunities Business Development Evaluate numerous options to develop NPRB projects around Spring Creek Complex Support low sodium domestic demand Support potential for expanded export demand Target acquisitions building on core operational strengths Aim to increase export exposure Develop opportunities through acquisition of complementary operations or companies, e.g., Western U.S., Canada Maximize Exports Leverage NPRB’s advantageous location and coal quality Optimize export logistics (rails and ports) Expand/develop other port options (U.S. Pacific Northwest, Canada) Established in-country Korean representative to build export opportunities for our Logistics business Developing relationships for new export opportunities in Taiwan, Japan, and China

7 External Environment Positive Fundamentals: Low PRB inventories Sustained higher natural gas prices Increased coal-fired generation Challenges: Current rail performance Regulatory and political environment Increased natural gas production Domestic Positive Fundamentals: Strong growth in demand for coal imports in China and India Coal expected to be primary fuel for much of new electric generation in Asia Cancellation of proposed Australian and Indonesian coal projects Challenges: Increased supply from Australia and Indonesia recently coming onto the market Low Newcastle benchmark pricing persists Permitting process for proposed terminals in Pacific Northwest being politicized International

8 Prudent Financial Strategy Focus on being low-cost producer Strategy to match production to demand and manage capital expenditures drives positive cash flow Control capital expenditures while appropriately maintaining equipment Well positioned to benefit from positive domestic coal market fundamentals Opportunity to benefit from exports and international pricing exposure Strong balance sheet with minimal legacy liabilities, conservative leverage and ample headroom under debt covenants Strong capital structure with long-dated maturities, strong cash balance and significant available liquidity

(1) Total debt includes high yield notes and capital leases; TTM Adjusted EBITDA of $217.6M as of 6/30/2014 Liquidity & Obligations (as of June 30, 2014) Strong Balance Sheet (US$M) 9 No Debt Maturities until 2019 (1) Revolver is undrawn. Cash and cash equivalents $225 $500M revolver capacity (Baa3- rating) $498 A/R securitization 34 Available revolver & A/R securitization 532 Total available liquidity $757 8.5% High-Yield Notes due 2019 300 6.375% High-Yield Notes due 2024 200 Senior unsecured debt (B1/BB- rating) $500 Capital leases 10 Total Debt $510 Total Debt / Adjusted EBITDA(1) 2.3x Net Debt / Adjusted EBITDA(1) 1.3x Strong liquidity and cash balance Low leverage (Debt to EBITDA) No near-term maturities

10 Domestic Strategy Consistent Forward Selling Strategy Focus on Matching Production to Market Demand Optimize Operational Focus on Cost Control and Improvement Programs Disciplined Capital Expenditures and Significant Reserve Base

11 (1) Focus on delivery of tons to meet contracted position Tight cost and capital control Higher than normal open and index positions in 2015 increasing exposure to potential price rises Did not bid on Maysdorf II North Tract LBA; Maysdorf II South Tract LBA bid delayed by BLM due to market conditions Cloud Peak Energy – Domestic Business Match production and sales contracting to demand Reducing 8,400 Btu annual production at Cordero Rojo Mine by approximately 10 million tons starting in 2015 Redeploy spare equipment from Cordero Rojo Mine to other sites Optimize capital allocation to highest margin opportunities Near Term Longer Term

12 81% of 2013 sales were to customers with investment grade credit rating 79% of 2013 sales were to customers we have had relationships with for more than 10 years No customer accounted for 10% or more of 2013 revenue High Quality Customer Base Thousands of Tons 7,500 - 15,000 0 - 1,500 Coal Region / Type Powder River Basin Illinois Basin Rocky Mountain Lignite Source: IHS CERA, SNL WECC MIDWEST SPP ERCOT SERC NORTHEAST RFC-PJM FRCC

Responding to Market Conditions 13 (1) Reconciliation tables for Adjusted EBITDA are included in the Appendix Adjusted EBITDA (1) Responding to domestic utility demand and low pricing by reducing domestic shipments over time Focus on growth through exports Reduced capital expenditures Shipments from Company-Operated Mines Capital Expenditures and LBA Payments

PRB Price – Reaching Inflection Point? Positive Pricing Factors 14 PRB stocks decrease to 62MT (about 53 days of burn) Natural gas inventories are down 608 BCF or 22% compared to 1-year ago Natural gas prices have declined in recent weeks but PRB economics remain competitive PRB stockpiles were 62M tons at the end of June 2014, down 18% compared to June 2013 Through April 2014, coal-fired generation up 8% Source: EVA, EIA

15 PRB – Favorable Domestic Demand vs. Other Basins CAPP coal production declining High operating costs Difficult regulatory environment Not economical for many customers relative to natural gas Cloud Peak Energy’s strategy: Match production to market demand in order to maximize cash generation Source: Company estimates and industry sources PRB, ILB and natural gas are replacing CAPP production PRB coal has low sulfur and lower Btu ILB has higher Btu and higher sulfur 2007 2012 2020E Domestic Thermal Consumption Total 950Mt PRB 427Mt Total 827Mt PRB 413Mt Total 775Mt PRB 418Mt

16 (1) Cloud Peak Energy’s response Economics did not support a bid on Maysdorf II North Tract LBA at the Cordero Rojo Mine Reducing 2015 production at Cordero Rojo Mine by ~10 million tons to match market demand, optimize volumes from higher margin properties, and reduce future capital needs Redeploy equipment to other mines to reduce future capital outlays Changing 8400 Btu Outlook 8400 declining as a portion of coal demand Increased competition from higher Btu coal mines in the PRB 8800 Btu coal has a lower delivered cost of energy, exaggerated by longer/ more expensive rail hauls Large 8400 Btu coal discount to 8800 Btu coal

# Impacts of Changes at Cordero Rojo Mine

CLOUD PEAK ENERGY®

- Decision to reduce annual production by ~10 million tons at Cordero Rojo Mine starting in 2015
- Better matches supply with market demand for 8400 Btu coal
- Avoided bidding on North Maysdorf II LBA
- Avoids a new truck and shovel fleet at Cordero Rojo Mine
- Allows surplus equipment to be re-deployed to Antelope and Spring Creek mines
- Will allow the 150 Dragline to be relocated to Antelope Mine, which will avoid a new truck and shovel fleet and reduce future operating costs at Antelope Mine

- Overall expected cash capital expenditure savings of over $200 million
- Reduce future operating costs at Antelope Mine after the 150 Dragline is in place
- Fixed costs spread over fewer tons

17

18 Continued Forward Sales Strategy (tons in millions) (1) Production from owned and operated mines. 2014 has 86.5 million tons committed and fixed at weighted-average price of $13.05/ton 2015 has 48.0 million tons committed and fixed at weighted-average price of $13.22/ton Coal - Total Committed Tons (as of 7/18/14)(1)

19 (1) Additional overburden as coal seams dip further down Haul distances increase as mining pits migrate further from load-out Require more equipment / personnel / resources to maintain steady production Constantly Rising Costs – a Function of Surface Mining

Asset Management Structure 20 Who we are – 27 Technical Experts; metallurgy, engineering (electrical, mechanical), planning, condition monitoring, project management, failure analysis, tire and suspension management, rebuild center management, crane inspection & repair 40 Technicians; welders, machinists, field service and rebuild mechanics, electricians Why we do it – Increased reliability, high equipment availability Capital optimization; ability to operate machines beyond typical lives Direct cost savings; reduce unnecessary repairs, reduce potential for catastrophic events, reduce repair/rebuild costs, optimize machine performance Confidential

Major Mine Equipment 21 Confidential

22 Asset Strategy – Defect Identification Confidential

# Examples of Cost Savings

- **Managed wheel motor repairs**
  - **Outsourced repair quote ~$320,000**

    **vs.**
  - In-house parts sourcing ~$70,000
    Contractor repair ~$50,000
    **Total cost ~$120,000**

Operating Costs Remain Low and Availability Stays High


CAT

- **Refurbish used D10 Cat dozer**
  - **New D10 dozer cost ~$1.6 million**

    **vs.**
  - Purchased used dozer cost ~$250,000
    In-house rebuild cost ~$400,000
    **Total cost ~$650,000**



23

Developed Rebuild Shop at Cordero Rojo Mine 24 Results in lower-costs, higher quality, faster repairs, and rebuilds of major components Control quality of rebuilds by managing entire process Allows us to rebuild used machines reducing capital costs Owning our own spares, longer lead time, and critical components reduces downtime, repair costs, and increases equipment availability Standardize equipment fleets reduces purchase costs and builds in-house operational and maintenance expertise

25 Greater Efficiencies through Custom Designed Products Custom design truck bed to safely carry 255 ton payload, up from 240 ton Able to increase GVW with monitored suspension saves on labor, diesel, and equipment Safety considerations – virtual elimination of spillage reduces tire damage prevents injuries to personnel that could result from coal on walkways reduces the potential of accumulation of combustible material on or near the engines Improved asset utilization Design Equipment with Mfg. Partnerships Improving Coal Load Per Haul Truck 320 280 240 200 160 120 3.0% 2.5% 2.0% 1.5% 1.0% 0.5% 2007 2012

26 Export Strategy Strong International Demand Cloud Peak Energy Logistics is one of the largest exporters of PRB Coal Youngs Creek Asset Acquisition Crow Exploration and Option Agreements Secured Port Throughput

China and India’s Strong Demand Requires Increasing Thermal Imports 27 China Net Imports Urban and industrialization investment will continue to fuel these economies Importing coal essential for anticipated future electric generation growth Rising production costs in Australia and Indonesia make PRB coal more competitive, although the impact is being partially offset by the strong US$ Diversity of supply important to Korea, Japan, and Taiwan Source: Fenwel Energy Consulting and Industry Reports Source: AIE India Net Imports Estimated World Energy Consumption Quotes

28 Increasing International Demand Requires PRB Exports China Japan South Korea Taiwan India Australia Indonesia Asian utilities seeking diversity and surety of long-term supply In 2013, Cloud Peak Energy’s logistics business was the largest U.S. exporter of thermal coal into South Korea Growing customer base with sales to Taiwan and Japan Thermal Exports Total 27Mt PRB 8Mt Total 56Mt PRB 11Mt Total 150Mt PRB 75Mt 2007 2012 2020E Source: EIA and internal estimates

29 External Environment - International (1) (1) Positive Trends: Strong demand growth for coal imports in Asia (including China, India, Japan, Taiwan, South Korea and Vietnam) should balance/overcome supply over time creating price support Large greenfield coal mine projects in Australia and elsewhere are being cancelled or postponed and are not economic without a significant increase in prices Existing Canadian export terminals are moving ahead with capacity expansions Headwinds: Increase in Australian and Indonesian supply from existing mines and recently commissioned mines that were developed under higher market prices Newcastle benchmark pricing has been in a trough since mid-2013 The permitting process for proposed coal export terminals in the U.S. Pacific Northwest is being politicized, creating delays Strong US$

30 (1) Cloud Peak Energy Response - International Established Cloud Peak Energy Logistics as one of the largest U.S. thermal coal exporters to Asia Exporting to South Korea, Taiwan, Japan – developing strong customer acceptance of Spring Creek Mine coal Acquired rights to significant additional coal resources adjacent to Spring Creek Mine: Youngs Creek Project and options on Crow Tribe coal Multiple development options for Youngs Creek Project, Crow Project, and Spring Creek Mine with lower financing risk Developing export terminal options Westshore Terminal long-term contract SSA option – up to 17.6 million tons p.a., subject to permitting and project development Support for pro-terminal organizations – ANJE, Count on Coal Montana

31 Spring Creek Complex Export Assets – Geographic Advantage Spring Creek Complex to Ridley - 1,893 or 2,697 Miles Spring Creek Complex to Westshore - 1,591 Miles Spring Creek Complex 235 miles closer than SPRB SPRB to NPRB rail is some of the busiest in U.S. Logistically more complex to ship from SPRB to Pacific Northwest Source: SNL Energy

Spring Creek Complex – Export Quality Advantage 32 Demand for subbituminous coal is growing in international markets Indonesian coal (primary market competitor) is declining in quality Northern PRB (Spring Creek Mine and Youngs Creek Project) coal: Coal quality ~9,200 – 9,350 Btu Converts to ~4,770 – 4,850 Kcal/kg NAR Spring Creek Mine is a premium subbituminous coal in the international market 32 4770-4850 4544 Average Source: Company estimates Premium Subbituminous Product

Key Projects 33 Youngs Creek Acquisition 287 million tons of non-reserve coal deposits at December 31, 2013 Royalty payments of 8% vs. 12.5% federal rate 38,800 acres of surface land connecting Youngs Creek, Spring Creek, and Crow Indian Tribe deposits Crow Project Exploration agreement and options to lease up to 1.4 billion tons(1) of in-place coal on the Crow Indian Reservation. BIA issued approval of agreements in June 2013 Option period payments up to $10M over initial 5 year period – $3.75M already paid Sliding scale royalty payments to the Crow of 7.5% - 15% vs. 12.5% federal rate 33 (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty.

34 Spring Creek Complex – Potential Development Options (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty. Tonnage Opportunities Youngs Creek Project – 287M tons non-reserve coal deposits Crow Project – 1.4B in-place tons(1) subject to exercise of options

35 Cloud Peak Energy Port Position Westshore Terminal Capesize vessels – deep-water port 2012 expanded to 33 million tonnes total capacity Cloud Peak Energy has throughput agreement to 2023 for a portion of our anticipated exports Cloud Peak Energy expects to ship approximately 4.0 to 4.5 million tons in 2014 Gateway Pacific Terminal (multi-commodity) Capesize vessels – deep-water port 48 million tonnes of coal at planned full development Cloud Peak Energy secured option for up to 17.6 million tons throughput, depending on ultimate terminal size Scoping concluded January 2013 – EIS process continues Initial opening expected ~2018

36 Improving “Pro-Coal” Environment Northwest Clean Air Agency (an independent government agency) (March 2014) Results of 20 months of air monitoring conducted near a rail crossing in Bellingham, Washington showed there were no days when dust was at levels that would be expected to cause issues for people even those who are highly sensitive to respiratory problems Poll Finds Coal Export Supporters Outnumber Opponents for Pacific Northwest (July 2014) “It’s trade-related jobs in Washington State that are at stake here.” Kathryn Stenger with the Alliance for Northwest Jobs and Exports Cloud Peak Energy is working with others to support the expansion of existing ports and the construction of new ports as well as countering the opposition to these opportunities

37 Executing on our Export Strategy Strong International Demand Cloud Peak Energy Logistics established as one of the largest exporters of PRB coal Youngs Creek Asset Acquisition Crow Exploration and Option Agreements Secured Port Throughput China and India expected to continue to drive significant demand growth Other Asian countries seeking security and diversity of supply Australian and Indonesian supply being hit by increasing capital and operating costs and regulatory uncertainty U.S. PRB coal no longer at top of cost curve Geographic advantage of Spring Creek Complex, closer to ports Quality advantage compares well with seaborne competitive coal 287 million tons non-reserve coal deposits 38,800 acres strategic land Multiple development options with Spring Creek Complex 1.4 billion in-place tons (1) Exploration agreement Option to lease agreement Multiple development options with Spring Creek Complex BIA approved agreements June 2013 Westshore 2022 Gateway Pacific option for up to 17.6 million tons Other opportunities (1) Represents a current estimate of physical in-place coal tons. Does not represent proven and probable reserves, non-reserve coal deposits or a forecast of tons to be produced and sold in the future. Future production and sales of such tons, if any, are subject to exercise of options and significant risk and uncertainty.

38 Cloud Peak Energy’s Position on Climate Change Cloud Peak Energy accepts that concern about climate change and CO2 emissions are a political reality. We do not accept that the “science is settled” and believe an ongoing robust debate is critical. All mainstream analysts (including EIA and the IPCC) forecast continued strong growth in coal usage. Coal is abundant, cheap and reliable. This inevitably means that finding a technical solution to reduce and/or capture CO2 emissions from coal-fired power plants must be actively pursued. Cloud Peak Energy is an active member of the Coal Utilization Research Council and the National Carbon Capture Center. The actions of some groups who seek unrealistic reductions, or even complete elimination of fossil fuels, are not adding value to the debate or assisting in the development of a generation mix that will meet national and global energy needs. This is a technical/economic challenge that is currently being treated as a political/emotional issue.

39 Developing Technical Solutions to CO2 Emissions Leading development of cost-effective CO2 capture technologies for coal-fired power generation Sponsored by the U.S. Department of Energy, Southern Company, Cloud Peak Energy, and other partners First-class facilities to test developers’ technologies for extended periods under commercially representative conditions National Carbon Capture Center Tests and evaluates CO2 control technologies including solvents, mass-transfer devices, low cost water-gas shift reactors, scaled-up membrane technologies, and improved means of CO2 compression Pre-Combustion CO2 Capture

40 Cloud Peak Energy’s View If society wants to reduce GHG emissions then we need to develop technology to allow this to happen. Energy/electricity demand will continue to grow along with global population so will GHG emissions under current policies and with current technology. Science on warming is not settled – it will continue to develop as all true science does. Reducing GHG emissions is a technical/engineering challenge; can be met at a given cost over a calculable timescale. Developing the lowest-cost pathways to reduce GHG emissions is vital. NGO’s fail to offer viable solution: “Our vision is that we skip right over carbon capture and storage.” – Bruce Nilles, Sierra Club’s Beyond Coal

41 Updated 2014 Guidance 2014 (estimated) 2013 (actual) Inclusive of intersegment sales Non-GAAP financial measure (3) Includes $10.2 million of equipment financed under capital lease in 2013. Excludes capitalized interest and federal coal lease payments. Coal shipments for our three operated mines (1) 85 – 89 million tons 86 million tons Committed sales with fixed prices Approximately 86.5 million tons n/a Anticipated realized price of produced coal with fixed prices Approximately $13.05 per ton $13.08 per ton Adjusted EBITDA (2) $180 – $210 million $219 million Net interest expense Approximately $77 million $42 million Depreciation, depletion and accretion $125 – $135 million $116 million Capital expenditures (3) $30 – $40 million $57 million Committed federal coal lease payments $69 million $79 million

Appendix (Cloud Peak Energy Inc.) 42

43 Average Cost of Produced Coal * Represents average cost of product sold for produced coal for our three owned and operated mines. Owned and Operated Mines* $10.23/ton Owned and Operated Mines* $9.57/ton 2012 2013 2011 Owned and Operated Mines* $9.12/ton Royalties and taxes Explosives Labor Outside services Repairs, maintenance, and tires Other mining costs Fuel and lubricants

Operating Segments 44 Owned and Operated Mines - mine site sales from our three owned and operated mines Key metrics: Tons sold Realized price per ton Cost of product sold per ton Logistics and Related Activities – delivered sales from our logistics and transportation services business to international and domestic customers Key profitability drivers: Tons delivered Cost of transportation services contracted Benchmark price of Newcastle for international deliveries Newcastle hedging Corporate and Other Results from 50% interest in Decker mine Unallocated corporate costs

Owned and Operated Mines 45 Our Owned and Operated Mines segment comprises the results of mine site sales from our three owned and operated mines primarily to our domestic utility customers and also to our Logistics and Related Activities segment. Match production to demand Largely fixed cost business – as coal tons vary, costs per ton will vary Manage variable costs and capital expenditures Reduced use of contractors Matching hiring to market needs Using condition monitoring and maintenance programs to extend equipment lives safely (1) Reconciliation tables for Adjusted EBITDA are included in the Appendix (in millions, except per ton amounts) Q2 2014 Q2 2013 YTD 2014 YTD 2013 Tons sold 20.6 20.1 41.0 41.2 Realized price per ton sold $ 13.08 $ 13.05 $ 13.05 $ 13.07 Average cost of product sold per ton $ 10.48 $ 10.81 $ 10.56 $ 10.58 Adjusted EBITDA(1) $ 42.0 $ 34.2 $ 83.2 $ 79.9

Logistics and Related Activities 46 Our Logistics and Related Activities segment comprises the results of our logistics and transportation services to our domestic and international customers. Lower Newcastle prices resulting in reduced revenue At June 30, 2014, $15 million Newcastle derivatives mark-to-market asset in respect to 2014 deliveries (1) Reconciliation tables for Adjusted EBITDA are included in the Appendix (in millions) Q2 2014 Q2 2013 YTD 2014 YTD 2013 Total tons delivered 1.2 1.4 2.4 2.8 Asian export tons 1.0 1.2 2.0 2.4 Revenue $ 54.7 $ 67.1 $ 113.2 $ 132.9 Realized gains on financial instruments $ 7.5 $ 2.6 $ 10.9 $ 2.6 Cost of product sold (delivered tons) $ 57.9 $ 64.4 $ 117.6 $ 127.3 Adjusted EBITDA(1) $ 2.7 $ 2.8 $ 3.1 $ 4.1

47 Statement of Operations Data (in millions, except per share amounts) Three Months Ended June 30, Six Months Ended June 30, 2013 2013 2013 2013 Revenue $ 320.9 $ 330.0 $ 639.9 $ 668.0 Operating income 7.4 17.1 23.6 51.7 Net income (loss) (2.1) 4.7 (17.8) 20.1 Earnings per common share – basic Net income (loss) $ (0.04) $ 0.08 $ (0.29) $ 0.33 Earnings per share – diluted Net income (loss) $ (0.04) $ 0.08 $ (0.29) $ 0.33

48 Statement of Operations Data (in millions, except per share amounts) Revenue 1,396.1 $ 1,516.8 $ 1,553.7 $ 1,370.8 $1,398.2 Operating income 112.4 241.9 250.5 211.9 255.0 Income from continuing operations 52.0 173.7 189.8 117.2 182.5 Income (loss) from discontinued operations — — — — 211.1 Net income 52.0 173.7 189.8 117.2 393.6 Amounts attributable to controlling interest: Income from continuing operations 52.0 173.7 189.8 33.7 170.6 Income (loss) from discontinued operations — — — — 211.1 Net income attributable to controlling interest $ 52.0 $ 173.7 $ 189.8 $ 33.7 $ 381.7 Earnings per share – basic Income from continuing operations $ 0.86 $ 2.89 $ 3.16 $ 1.06 $ 3.01 Income (loss) from discontinued operations — — — — 3.73 Net income $ 0.86 $ 2.89 $ 3.16 $ 1.06 $ 6.74 Earnings per share attributed to controlling interest – diluted Income from continuing operations $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ 2.97 Income (loss) from discontinued operations — — — — 3.52 Net income $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ 6.49 Year Ended December 31, 2013 2012 2011 2010 2009

49 Balance Sheet Data (in millions) Cash, cash equivalents and investments $ 225.5 $ 312.3 $ 278.0 $ 479.4 $ 340.1 $ 268.3 Restricted cash — — — 71.2 182.1 80.2 Property, plant and equipment, net 1,601.7 1,654.0 1,678.3 1,350.1 1,008.3 987.1 Total assets 2,246.2 2,357.4 2,351.3 2,319.3 1,915.1 1,677.6 Senior notes, net of unamortized discount 498.4 597.0 596.5 596.1 595.7 595.3 Federal coal lease obligations 122.9 122.9 186.1 288.3 118.3 169.1 Asset retirement obligations, net of current portion 250.5 246.1 239.0 192.7 182.2 175.9 Total liabilities 1,258.4 1,355.4 1,420.3 1,568.9 1,383.9 1,232.1 Controlling interest equity 987.8 1,002.0 931.0 750.4 531.2 252.9 Noncontrolling interest equity — — — — — 192.6 June 30, December 31, 2014 2013 2012 2011 2010 2009

50 Reconciliation of Non-GAAP Measures – Adjusted EBITDA (in millions) Nine Months Ended September 30, 2010 2009 (1) Changes to related deferred taxes are included in income tax expense. (2) Derivative fair value mark-to-market (gains) losses reflected on the statement of operations. (3) Derivative cash gains and losses reflected within operating cash flows. Net income (loss) $ (2.1) $ 4.7 $ (17.8) $ 20.1 $ 14.1 Interest income (0.1) (0.1) (0.2) (0.2) (0.4) Interest expense 13.8 10.3 51.8 20.8 72.7 Income tax expense (3.5) 2.5 (10.0) 11.3 (9.6) Depreciation and depletion 29.2 25.5 56.1 48.7 108.0 Accretion 4.1 4.1 8.2 8.3 15.3 EBITDA $ 41.1 $ 47.0 $ 88.2 $ 108.9 $ 200.0 Tax agreement benefit(1) — — — — 10.5 Derivative financial instruments: Exclusion of fair value mark-to-market (gains) losses(2) $ (2.8) $ (12.3) $(15.5) $(25.9) $ (15.2) Inclusion of cash amounts received (paid)(3) 6.6 2.6 11.9 2.5 22.3 Total derivative financial instruments 3.8 (9.7) (3.6) (23.4) (7.1) Expired significant broker contract — — — — — Adjusted EBITDA $ 45.2 $ 37.3 $ 84.6 $ 85.5 $217.6 Three Months Ended June 30, Six Months Ended June 30, Trailing Twelve Months Ended 2014 2013 2014 2013 June 30, 2014

# Reconciliation of Non-GAAP Measures – Adjusted EBITDA

CLOUD PEAK ENERGY®

(in millions)

| | Year Ended December 31, | | | | |
|---|---|---|---|---|---|
| | 2013 | 2012 | 2011 | 2010 | 2009 |
| Net income | $ 52.0 | $ 173.7 | $ 189.8 | $ 117.2 | $ * |
| Net income from continuing operations | * | * | * | * | 182.5 |
| Interest income | (0.4) | (1.1) | (0.6) | (0.6) | (0.3) |
| Interest expense | 41.7 | 36.3 | 33.9 | 46.9 | 6.0 |
| Income tax expense | 11.6 | 62.6 | 11.4 | 32.0 | 68.2 |
| Depreciation and depletion | 100.5 | 94.6 | 87.1 | 100.0 | 97.9 |
| Amortization | — | — | — | 3.2 | 28.7 |
| Accretion | 15.3 | 13.2 | 12.5 | 12.5 | 12.6 |
| EBITDA | $ 220.7 | $ 379.3 | $ 334.1 | $ 311.3 | $ 395.6 |
| Tax agreement expense[1] | 10.5 | (29.0) | 19.9 | 19.7 | — |
| Derivative financial instruments: | | | | | |
| Exclusion of fair value mark-to-market (gains) losses[2] | (25.6) | (22.8) | (2.3) | — | — |
| Inclusion of cash amounts received[3] | 13.0 | 11.2 | — | — | — |
| Total derivative financial instruments | (12.6) | (11.5) | (2.3) | — | — |
| Expired significant broker contract | — | — | — | (8.2) | (75.0) |
| Adjusted EBITDA | $ 218.6 | $ 338.8 | $ 351.7 | $ 322.7 | $ 320.6 |

* For 2009 and prior periods, Cloud Peak Energy reported discontinued operations. Accordingly, for such periods, net income from continuing operations is the comparable U.S. GAAP financial measure for Adjusted EBITDA.

(1) Changes to related deferred taxes are included in income tax expense.

(2) Derivative fair value mark-to-market (gains) losses reflected on the statement of operations.

(3) Derivative cash gains and losses reflected within operating cash flows.

51

Three Months Ended June 30, Six Months Ended June 30, 2014 2013 2014 2013 52 Reconciliation of Non-GAAP Measures – Adjusted EPS Diluted earnings per common share $ (0.04) $ 0.08 $ (0.29) $ 0.33 Tax agreement expense including tax impacts of IPO and Secondary Offering — — — — Derivative financial instruments Exclusion of fair value mark-to market (gains) losses $(0.03) $(0.13) $(0.16) $(0.27) Inclusion of cash amounts received (paid) 0.08 0.03 0.12 0.03 Total derivative financial instruments 0.05 (0.10) (0.04) (0.25) Refinancing transaction Exclusion of cash for early retirement of debt — — 0.15 — Exclusion of non-cash interest for deferred financing fee write-off — — 0.08 — Total refinancing transaction — — 0.23 — Expired significant broker contract — — — — Adjusted EPS $ 0.01 $ (0.02) $ (0.10) $ 0.08 Weighted-average dilutive shares outstanding (in millions) 60.8 61.2 60.8 61.1

53 Diluted earnings per common share attributable to controlling interest $ 0.85 $ 2.85 $ 3.13 $ 1.06 $ * Diluted earnings per common share attributable to controlling interest from continuing operations * * * * 2.97 Tax agreement expense including tax impacts of IPO and Secondary Offering 0.01 (0.58) (0.63) 0.78 — Derivative financial instruments: Exclusion of fair value mark-to-market gains (0.27) (0.24) (0.02) — — Inclusion of cash amounts received 0.14 0.12 — — — Total derivative financial instruments (0.13) (0.12) (0.02) — — Expired significant broker contract — — — (0.10) (0.49) Adjusted EPS $ 0.73 $ 2.15 $ 2.47 $ 1.74 $ 2.48 Weighted-average shares outstanding (in millions) 61.2 60.9 60.6 31.9 60.0 Reconciliation of Non-GAAP Measures – Adjusted EPS Year Ended December 31, 2013 2012 2011 2010 2009 * For 2009, Cloud Peak Energy reported discontinued operations. Accordingly, for such periods, diluted earnings (loss) per share attributable to controlling interest from continuing operations is the comparable U.S. GAAP financial measure for Adjusted EPS.

Adjusted EBITDA by Segment Three Months Ended June 30, Six Months Ended June 30, 2014 2013 2014 2013 Owned and Operated Mines Adjusted EBITDA $ 42.0 $ 34.2 $ 83.2 $ 79.9 Depreciation and depletion (28.4) (23.9) (54.8) (47.2) Accretion (2.9) (2.8) (5.9) (5.7) Derivative financial instruments: Exclusion of fair value mark-to-market gains (losses) $ (0.7) $ (0.1) $ 1.5 $ (0.2) Inclusion of cash amounts (received) paid 0.8 0.1 (1.0) 0.1 Total derivative financial instruments 0.1 — 0.5 (0.1) Other (0.3) (0.1) (0.4) 0.2 Operating income 10.5 7.4 22.6 27.1 Logistics and Related Activities Adjusted EBITDA 2.7 2.8 3.1 4.1 Derivative financial instruments: Exclusion of fair value mark-to-market gains (losses) 3.5 12.4 14.1 26.2 Inclusion of cash amounts (received) paid (7.5) (2.6) (10.9) (2.6) Total derivative financial instruments (4.0) 9.8 3.2 23.6 Operating income (1.3) 12.5 6.2 27.6 Corporate and Other Adjusted EBITDA 1.4 0.2 (0.4) 1.7 Depreciation and depletion (0.8) (1.5) (1.3) (1.5) Accretion (1.2) (1.3) (2.3) (2.6) Earnings from unconsolidated affiliates, net of tax (0.4) (0.3) (0.1) (0.5) Operating loss (1.0) (2.8) (4.1) (2.9) Eliminations Adjusted EBITDA (0.8) — (1.2) (0.2) Operating income (0.8) — (1.2) (0.2) Consolidated operating income 7.4 17.1 23.6 51.7 Interest income 0.1 0.1 0.2 0.2 Interest (expense) benefit (13.8) (10.3) (51.8) (20.8) Other, net 0.2 — (0.2) (0.2) Income tax expense 3.5 (2.5) 10.0 (11.3) Earnings from unconsolidated affiliates, net of tax 0.5 0.3 0.6 0.5 Net income (loss) $ (2.1) $ 4.7 $ (17.8) $ 20.1

55 (1) Represents only the three company-operated mines. Q2 Q1 Q4 Q3 Q2 Q1 Year Year Year 2014 2014 2013 2013 2013 2013 2013 2012 2011 Tons sold Antelope Mine 8,085 8,288 7,945 7,952 7,371 8,086 31,354 34,316 37,075 Cordero Rojo Mine 8,551 8,447 9,027 10,054 8,359 9,231 36,670 39,205 39,456 Spring Creek Mine 3,953 3,710 4,765 5,140 4,362 3,742 18,009 17,101 19,106 Decker Mine (50% interest) 385 272 483 489 382 165 1,519 1,441 1,549 Total tons sold 20,974 20,716 22,220 23,635 20,473 21,224 87,552 92,063 97,186 Average realized price per ton sold (in millions)(1) 13.08 $13.02 $13.16 $13.03 $13.05 $13.09 $13.08 $13.19 $12.92 Average cost of product sold per ton(1) 10.48 $10.63 $10.04 $ 9.78 $10.81 $10.37 $10.23 $ 9.57 $ 9.12 Other Data (in thousands)

56 Other Data (in millions) Tons sold – company owned and operated mines 86.0 90.6 95.6 93.7 90.9 Total tons sold– Decker Mine (50% share) 1.5 1.4 1.5 1.4 2.3 Tons sold from all production * 87.6 92.1 97.2 95.1 93.2 Tons purchased and resold 1.5 0.9 1.6 1.7 10.1 Year Ended December 31, 2013 2012 2011 2010 2009 * Total reflects rounding

57 Sulfur Content by Basin 57 Source: SNL U.S. Coal Consumption by Region Region/ Avg Btu Average lbs SO2 PRB/ 8,600 0.5 – 1.0/mmBtu Rocky Mountain 11,500 0.9 – 1.4/mmBtu Illinois Basin 11,500 2.5 – 6.0/mmBtu Appalachia 12,000 1.2 – 7.0/mmBtu Lignite 6,000 1.4 – 4.0/mmBtu Cloud Peak Energy Mines Antelope 8,875 0.52/mmBtu Cordero Rojo 8,425 0.69/mmBtu Spring Creek 9,350 0.73/mmBtu Source: Public record

58 Lease by Application and Modification Source: Cloud Peak Energy management. Note: Acquired tonnage is not classified as reserve until verified with sufficient technical and economic analysis. Maps not to scale. Tonnage amounts are not forecasts of any future production or sales. LBA/LBM Mined Area (2012/2013) Leased Coal LBM - estimated 18 million minable tons as applied for. Final tract boundary and tonnage to be determined by the BLM The offering of the LBM, to be determined by the BLM, is anticipated in 2014 Antelope Mine (8875 Btu) LBM LBA II – estimated 198 million minable tons as applied for. Final tract boundaries and tonnage to be determined by the BLM. LBM II – estimated 8 million minable tons as applied for. Final tract boundary and tonnage to be determined by the BLM. Lease sale date for LBA II and lease offering of the LBM II, to be determined by BLM, are anticipated in 2018 LBA II Spring Creek Mine (9350 Btu) LBM ll Cordero Rojo Mine (8425 Btu) Maysdorf II South Tract – 234 million minable tons – as estimated by the BLM (1) (1) The BLM is expecting to delay any future lease sales on the Maysdorf II South Tract for up to two years due to current weak markets. Maysdorf II South Tract